Exhibit 5.1

March 4, 2004

DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

     Reference is made to the registration statement on Form S-3 (the “Registration Statement”) filed by DTE Energy Company, a Michigan corporation (the “Company”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 4,344,492 shares of common stock, without par value and related rights (the “Common Stock”), of the Company held in a segregated account in the DTE Energy Company Affiliates Employee Benefits Plans Master Trust.

     I, as Associate General Counsel of the Company, in conjunction with an attorney or attorneys under my general supervision, have examined such certificates, instruments and documents (collectively, “Documents”) and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to me as originals are authentic; and (iii) all Documents submitted to me as copies conform to the originals of such Documents. My review has been limited to examining the Documents and applicable law.

     Based upon the foregoing examination and review, it is my opinion that:

     1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan.

     2. The issuance of shares of Common Stock was duly authorized by all requisite action (corporate or otherwise) of the Company; and such Common Stock is validly issued, fully paid and non-assessable.

     I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States.

DTE Energy Company
March 4 , 2004

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the Prospectus, forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Thomas A. Hughes
Associate General Counsel

FBR/TAH/cd